UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/23/2008

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31262

Delaware	01-0609375
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

622 Third Avenue, 37th Floor
New York, NY 10017
(Address of principal executive offices, including zip code)

(212) 885-2500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On September 23, 2008, at the Thomas Weisel Partners Consumers Conference, Asbury Automotive Group, Inc. (the "Company") referenced the reorganization of the Company from a four-region structure to a two-region structure.   Any material cost savings that are expected to result from this restructuring will be reported in the Company's periodic reports filed with the Securities and Exchange Commission once such information is determined.

The presentation from the Thomas Weisel Conference featuring Charles R. Oglesby, the Company's President and CEO, and Craig T. Monaghan, the Company's Senior Vice President and CFO, is available for 30 days after the conference on the Company's web site as a live audio webcast at http://www.veracast.com/webcasts/twp/consumer08/29203233.cfm.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asbury Automotive Group, Inc.

Date: September 25, 2008	By:	/s/ Craig T. Monaghan
Craig T. Monaghan
SVP & Chief Financial Officer